EXHIBIT 12

                          HASBRO, INC. AND SUBSIDIARIES
                 Computation of Ratio of Earnings to Fixed Charges
                          Quarter Ended April 1, 2001

                              (Thousands of Dollars)





Earnings available for fixed charges:
  Net loss                                                          $(25,024)
  Add:
    Cumulative effect of accounting change                             1,066
    Fixed charges                                                     31,620
    Income taxes                                                     (11,274)
                                                                     -------
      Total                                                         $ (3,612)
                                                                     =======


Fixed Charges:
  Interest on long-term debt                                        $ 21,670
  Other interest charges                                               4,220
  Amortization of debt expense                                           511
  Rental expense representative
   of interest factor                                                  5,219
                                                                     -------
      Total                                                         $ 31,620
                                                                     =======

Ratio of earnings to fixed charges                                     (0.11)
                                                                     =======